Exhibit 99.B(j)(6)(i)

April 28, 2008

Nick Horvath

DST Systems, Inc.

333 West 11th St., 5th Floor

Kansas City, Missouri 64105

Dear Mr. Horvath:

Pursuant to the Agency Agreement dated November 30, 2000, as amended, between the Funds (as defined in the Agreement) and DST Systems, Inc. (the “Agreement”), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING Goldman Sachs Commodity Strategy Portfolio and ING Multi-Manager International Small Cap Portfolio, each a newly established series of ING Investors Trust, effective April 28, 2008 (the “Portfolios”) upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Portfolios to the Amended and Restated Exhibit A of the Agreement.  This Amended and Restated Exhibit A supersedes the previous Amended and Restated Exhibit A dated January 31, 2008 and is attached hereto.

The Amended and Restated Exhibit A has also been updated to reflect: 1) the name changes of ING SmallCap Value Choice Fund to ING SmallCap Value Multi-Manager Fund, ING Wells Fargo Mid Cap Disciplined Portfolio to ING Wells Fargo Disciplined Value Portfolio, ING FMRSM Large Cap Growth Portfolio to ING Van Kampen Large Cap Growth Portfolio, ING FMRSM Mid Cap Growth Portfolio to ING Mid Cap Growth Portfolio, and ING International SmallCap Fund to ING International SmallCap Multi-Manager Fund; 2) by the removal of ING Investment Funds, Inc. because ING MagnaCap Fund, the only series of this Corporation was recently dissolved; 3) by the removal of ING MarketPro Portfolio, ING MarketStyle Growth Portfolio, ING MarketStyle Moderate Growth Portfolio and ING MarketStyle Moderate Portfolio as these portfolios recently liquidated and dissolved; 4) by the removal of ING Fundamental Research Portfolio as this portfolio recently merged into ING VP Growth and Income Portfolio.

Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the Portfolios by signing below.

Very sincerely,

By:	/s/ Todd Modic
Name:	Todd Modic
Title:	Senior Vice President
ING Investors Trust

ACCEPTED AND AGREED TO:

DST Systems, Inc.

By:	/s/ Nick Horvath
Name:	Nick Horvath
Title:	Operations Officer

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000	ING Investors Trust
Scottsdale, AZ 85258-2034	Fax: 480-477-2700
www.ingfunds.com

AMENDED AND RESTATED EXHIBIT A

with respect to the

AGENCY AGREEMENT

between

THE FUNDS

and

DST SYSTEMS, INC.

Taxpayer/Fund Name

Type of Organization

State of Organization

Taxpayer I.D. No.

ING Corporate Leaders Trust Fund	Trust	New York	13-6061925

ING Equity Trust	Business Trust	Massachusetts	N/A
ING Equity Dividend Fund			26-1430152
ING Financial Services Fund			95-4020286
ING Fundamental Research Fund			20-3735519
ING Index Plus LargeCap Equity Fund			86-1033467
ING Index Plus LargeCap Equity Fund II			86-1039030
ING Index Plus LargeCap Equity Fund III			86-1049217
ING Index Plus LargeCap Equity Fund IV			82-0540557
ING LargeCap Growth Fund			33-0733557
ING LargeCap Value Fund			20-0437128
ING MidCap Opportunities Fund			06-1522344
ING Opportunistic LargeCap Fund			20-3736397
ING Principal Protection Fund V			27-0019774
ING Principal Protection Fund VI			48-1284684
ING Principal Protection Fund VII			72-1553495
ING Principal Protection Fund VIII			47-0919259
ING Principal Protection Fund IX			20-0453800
ING Principal Protection Fund X			20-0584080
ING Principal Protection Fund XI			20-0639761
ING Principal Protection Fund XII			20-1420367
ING Principal Protection Fund XIII			20-1420401
ING Principal Protection Fund XIV			20-1420432
ING Real Estate Fund			23-2867180
ING SmallCap Opportunities Fund			04-2886856
ING SmallCap Value Multi-Manger Fund			20-2024826
ING Value Choice Fund			20-2024800

ING Funds Trust	Statutory Trust	Delaware	N/A
ING Classic Money Market Fund			23-2978935
ING GNMA Income Fund			22-2013958

Taxpayer/Fund Name

Type of Organization

State of Organization

Taxpayer I.D. No.

ING High Yield Bond Fund			23-2978938
ING Institutional Prime Money Market Fund			20-2990793
ING Intermediate Bond Fund			52-2125227
ING National Tax-Exempt Bond Fund			23-2978941

ING Investors Trust	Business Trust	Massachusetts	N/A
ING AllianceBernstein Mid Cap Growth Portfolio			51-0380290
ING American Funds Asset Allocation Portfolio			TBD
ING American Funds Bond Portfolio			26-1124964
ING American Funds Growth Portfolio			55-0839555
ING American Funds Growth-Income Portfolio			55-0839542
ING American Funds International Portfolio			55-0839552
ING BlackRock Large Cap Growth Portfolio			02-0558346
ING BlackRock Large Cap Value Portfolio			02-0558367
ING BlackRock Inflation Protected Bond Portfolio			20-8798165
ING Capital Guardian U.S. Equities Portfolio			23-3027332
ING Disciplined Small Cap Value Portfolio			20-4411788
ING EquitiesPlus Portfolio			20-3606554
ING Evergreen Health Sciences Portfolio			20-0573913
ING Evergreen Omega Portfolio			20-0573935
ING FMRSM Diversified Mid Cap Portfolio			25-6725709
ING Van Kampen Large Cap Growth Portfolio			20-1794099
ING Mid Cap Growth Portfolio			51-0380288
ING Focus 5 Portfolio			26-0474637
ING Franklin Income Portfolio			20-4411383
ING Franklin Mutual Shares Portfolio			20-8798204
ING Franklin Templeton Founding Strategy Portfolio			20-8798288
ING Global Real Estate Portfolio			20-3602480
ING Global Resources Portfolio			95-6895627
ING Global Technology Portfolio			23-3074142
ING Goldman Sachs Commodity Strategy Portfolio			26-1780982
ING International Growth Opportunities Portfolio			23-3074140
ING Janus Contrarian Portfolio			23-3054937
ING JPMorgan Emerging Markets Equity Portfolio			52-2059121
ING JPMorgan Small Cap Core Equity Portfolio			02-0558352
ING JPMorgan Value Opportunities Portfolio			20-1794128
ING Julius Baer Foreign Portfolio			02-0558388
ING Legg Mason Value Portfolio			23-3054962

Taxpayer/Fund Name

Type of Organization

State of Organization

Taxpayer I.D. No.

ING LifeStyle Conservative Portfolio			26-0475378
ING LifeStyle Aggressive Growth Portfolio			20-0573999
ING LifeStyle Growth Portfolio			20-0573986
ING LifeStyle Moderate Growth Portfolio			20-0573968
ING LifeStyle Moderate Portfolio			20-0573946
ING Limited Maturity Bond Portfolio			95-6895624
ING Liquid Assets Portfolio			95-6891032
ING Lord Abbett Affiliated Portfolio			23-3027331

ING Marsico Growth Portfolio			51-0380299
ING Marsico International Opportunities Portfolio			20-1794156
ING MFS Total Return Portfolio			51-0380289
ING MFS Utilities Portfolio			20-2455961
ING Multi-Manager International Small Cap Portfolio			26-2151873
ING Oppenheimer Main Street Portfolio®			51-0380300
ING PIMCO Core Bond Portfolio			51-0380301
ING PIMCO High Yield Portfolio			02-0558398
ING Pioneer Equity Income Portfolio			20-8642546
ING Pioneer Fund Portfolio			20-1487161
ING Pioneer Mid Cap Value Portfolio			20-1487187
ING Stock Index Portfolio			55-0839540
ING T. Rowe Price Capital Appreciation Portfolio			95-6895626
ING T. Rowe Price Equity Income Portfolio			95-6895630
ING Templeton Global Growth Portfolio			51-0377646
ING UBS U.S. Allocation Portfolio			23-3054961
ING Van Kampen Capital Growth Portfolio			02-0558376
ING Van Kampen Global Franchise Portfolio			02-0558382
ING Van Kampen Growth and Income Portfolio			13-3729210
ING Van Kampen Real Estate Portfolio			95-6895628
ING VP Index Plus International Equity Portfolio			20-2990679
ING Wells Fargo Disciplined Value Portfolio			13-6990661
ING Wells Fargo Small Cap Disciplined Portfolio			20-3602389

ING Mayflower Trust	Business Trust	Massachusetts	N/A
ING International Value Fund			06-1472910

ING Mutual Funds	Statutory Trust	Delaware	N/A
ING Asia-Pacific Real Estate Fund			26-1095016
ING Disciplined International SmallCap Fund			20-5929531
ING Diversified International Fund			20-3616995

Taxpayer/Fund Name

Type of Organization

State of Organization

Taxpayer I.D. No.

ING Emerging Countries Fund			33-0635177
ING Emerging Markets Fixed Income Fund			20-3617319
ING European Real Estate Fund			26-1095315
ING Foreign Fund			72-1563685
ING Global Bond Fund			20-4966196
ING Global Equity Dividend Fund			55-0839557
ING Global Natural Resources Fund			13-2855309
ING Global Real Estate Fund			86-1028620
ING Global Value Choice Fund			33-0552475
ING Greater China Fund			20-3617281
ING Index Plus International Equity Fund			20-3617246
ING International Capital Appreciation Fund			20-3617270
ING International Equity Dividend Fund			20-8798239
ING International Growth Opportunities Fund			22-3278095
ING International Real Estate Fund			20-3616901
ING International SmallCap Multi-Manager Fund			33-0591838
ING International Value Choice Fund			20-2024764
ING International Value Opportunities Fund			20-8279164
ING Russia Fund			22-3430284

ING Partners, Inc.	Corporation	Maryland	N/A
ING American Century Large Company Value Portfolio			52-2354157
ING American Century Small-Mid Cap Value Portfolio			45-0467862
ING Baron Asset Portfolio			20-3606546
ING Baron Small Cap Growth Portfolio			75-3023525
ING Columbia Small Cap Value II Portfolio			20-3606562
ING Davis New York Venture Portfolio			52-2354160
ING Fidelity® VIP Contrafund® Portfolio			20-1351800
ING Fidelity® VIP Equity-Income Portfolio			20-1352142
ING Fidelity® VIP Growth Portfolio			20-1352125
ING Fidelity® VIP Mid Cap Portfolio			20-1352148

ING Index Solution 2015 Portfolio			26-1752056
ING Index Solution 2025 Portfolio			26-1752116
ING Index Solution 2035 Portfolio			26-1752193
ING Index Solution 2045 Portfolio			26-1752971
ING Index Solution Income Portfolio			26-1753031
ING JPMorgan International Portfolio			06-1496079
ING JPMorgan Mid Cap Value Portfolio			75-3023510
ING Legg Mason Partners Aggressive Growth Portfolio			06-1496052

Taxpayer/Fund Name

Type of Organization

State of Organization

Taxpayer I.D. No.

ING Legg Mason Partners Large Cap Growth Portfolio			51-0457738
ING Lord Abbett U.S. Government Securities Portfolio			20-3606442
ING Neuberger Berman Partners Portfolio			20-3606413
ING Neuberger Berman Regency Portfolio			20-3606426
ING OpCap Balanced Value Portfolio			52-2354147
ING Oppenheimer Global Portfolio			75-3023503
ING Oppenheimer Strategic Income Portfolio			20-1544721
ING PIMCO Total Return Portfolio			75-3023517
ING Pioneer High Yield Portfolio			20-3606502
ING Solution 2015 Portfolio			20-2456044
ING Solution 2025 Portfolio			47-0951928
ING Solution 2035 Portfolio			20-2456104
ING Solution 2045 Portfolio			20-2456138
ING Solution Growth and Income Portfolio			26-0239049
ING Solution Growth Portfolio			26-0239133
ING Solution Income Portfolio			20-2456008
ING T. Rowe Price Diversified Mid Cap Growth Portfolio			52-2354156
ING T. Rowe Price Growth Equity Portfolio			06-1496081
ING Templeton Foreign Equity Portfolio			20-3606522
ING Thornburg Value Portfolio			06-1496058
ING UBS U.S. Large Cap Equity Portfolio			06-1496055
ING UBS U.S. Small Cap Growth Portfolio			20-3736472
ING Van Kampen Comstock Portfolio			75-3023521
ING Van Kampen Equity and Income Portfolio			52-2354153

ING Prime Rate Trust	Business Trust	Massachusetts	95-6874587

ING Senior Income Fund	Statutory Trust	Delaware	86-1011668

ING Separate Portfolios Trust	Statutory Trust	Delaware
ING SPorts Core Fixed Income Fund			20-8949559
ING SPorts Core Plus Fixed Income Fund			20-8949653

ING Variable Insurance Trust	Statutory Trust	Delaware	N/A
ING GET U.S. Core Portfolio – Series 1			43-2007006
ING GET U.S. Core Portfolio – Series 2			41-2107140
ING GET U.S. Core Portfolio – Series 3			32-0090501
ING GET U.S. Core Portfolio – Series 4			32-0090502

Taxpayer/Fund Name

Type of Organization

State of Organization

Taxpayer I.D. No.

ING GET U.S. Core Portfolio – Series 5

32-0090504

ING GET U.S. Core Portfolio – Series 6

32-0090505

ING GET U.S. Core Portfolio – Series 7

83-0403223

ING GET U.S. Core Portfolio – Series 8

20-1420513

ING GET U.S. Core Portfolio – Series 9

20-1420578

ING GET U.S. Core Portfolio – Series 10

20-2936139

ING GET U.S. Core Portfolio – Series 11

20-2936166

ING GET U.S. Core Portfolio – Series 12

20-2936189

ING GET U.S. Core Portfolio – Series 13

20-4949294

ING GET U.S. Core Portfolio – Series 14

20-5929257

ING VP Global Equity Dividend Portfolio

25-6705433

ING Variable Products Trust	Business Trust	Massachusetts	N/A

ING VP Financial Services Portfolio

86-1028316

ING VP High Yield Bond Portfolio

06-6396995

ING VP International Value Portfolio

06-6453493

ING VP MidCap Opportunities Portfolio

06-6493760

ING VP Real Estate Portfolio

20-0453833

ING VP SmallCap Opportunities Portfolio

06-6397002